UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 30, 2006

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

Employment Agreement

On January 30, 2006, the Company entered into an employment agreement with Mr. Rick Friedman, the Company’s Senior Vice President, World-wide Sales, effective February 1, 2006.  The employment agreement is attached hereto as exhibit 10.1, and is incorporated herein by reference.

The employment agreement provides that Mr. Friedman will serve as the Company’s Senior Vice President, World-wide Sales.  Pursuant to the terms of the agreement, Mr. Friedman is entitled to a base salary of $250,000 and a target bonus of up to 40% of base salary, and he is eligible for stock option or other equity awards.  Mr. Friedman’s base salary and target bonus are subject to adjustment by the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors.

Mr. Friedman’s employment may be terminated by either party at any time, with or without cause.  If the Company terminates his employment for any reason other than cause, or in the event of his death, disability or constructive discharge, Mr. Friedman (or his beneficiary) is entitled to receive the deferred portions of any annual bonuses previously earned, 12 months of continued base salary at the rate then in effect, partial acceleration of vesting of the stock options granted to him, an extension of the time to exercise those vested stock options of up to one year and 90 days following the termination of his employment and, except in the case of death, reimbursement of COBRA costs for continued medical coverage for up to 18 months following termination of his employment.

If, however, Mr. Friedman is constructively discharged or terminated without cause within one year after a change of control of the Company, then he will, instead, receive the deferred portions of any annual bonuses previously earned, 24 months of continued base salary at the rate then in effect (or if greater, in effect immediately prior to the change of control), full acceleration of vesting of his stock options, an extension of the time to exercise those vested stock options of up to one year and 90 days following the termination of his employment and reimbursement of COBRA costs for continued medical coverage for up to 18 months following the termination of his employment.

Long-Term Incentive Compensation Plan

On January 30, 2006, the Compensation Committee of the Ultratech, Inc. Board of Directors adopted the Long-Term Incentive Compensation Plan as a performance-based cash bonus program for the company’s executive officers and other selected key employees. Performance objectives for the company’s 2006 fiscal year were established based on separate revenue and earnings per share targets set at threshold, target, above-target tier I and above-target tier II levels. Bonus potentials for each participant as a percentage of base salary were established for each of the four specified levels of attainment.  Following the close of the 2006 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the revenue and earnings per share targets are attained.  Half of the actual bonus amount will be paid to each participant following the close of the 2006 fiscal year, provided the participant continues in the company’s employ through such date or is otherwise eligible for such portion by reason of his or her retirement at or after age 65. The other half will be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the company over an additional three-year period. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid. The plan provides for pro-ration of the non-deferred portion of the bonus in the event the participant’s employment should terminated under certain defined circumstances during the performance period. The deferred portion of the bonus will immediately vest and become payable in the event the participant’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts under the plan may also occur in the event of certain changes in control or ownership of the company.

The following executive officers will participate in the plan for the 2006 fiscal year, with the following bonus potential at each level of attainment of the performance objectives:

Bonus Potential at Applicable Level of Attainment*

Name		Threshold	Target	Tier I	Tier II

A. Zafiropoulo	Revenue	$208,125	$416,250	$832,500	$1,248,750
	EPS	208,125	416,250	832,500	1,248,750

B. Wright	Revenue	$68,750	$137,500	$275,000	$412,500
	EPS	68,750	137,500	275,000	412,500

J. Denzel	Revenue	$75,900	$151,800	$303,600	$455,400
	EPS	75,900	151,800	303,600	455,400

R. Friedman	Revenue	$56,250	$112,500	$225,000	$337,500
	EPS	56,250	112,500	225,000	337,500

*  Half paid at end of performance period; other half payable over following three years.

The bonus amounts will be interpolated on a straight line basis if performance attainment is at a point between two of the indicated levels.

1993 Stock Option/Stock Issuance Plan Amendment

On January 31, 2006, the Ultratech, Inc. Board of Directors amended the company’s existing 1993 Stock Option/Stock Issuance Plan to effect the following principal changes:

(i)                                   expand the scope of the stock issuance program to include restricted stock units which vest and become payable upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, and

(ii)                                  eliminate the limited stock appreciation right provisions of the automatic option grant program in effect for the non-employee Board members which would otherwise allow the cash-out of their options under certain limited circumstances.

Restricted Stock Unit Awards

On January 31, 2006, the Compensation Committee of the Ultratech, Inc. Board of Directors made the following awards of restricted stock units to the company’s executive officers:

Name	Number of Restricted Stock Units
A. Zafiropoulo	65,000

B. Wright	7,500

J. Denzel	7,500

R. Friedman	5,000

Each unit represents the right to receive one share of the company’s common stock on the designated issuance date following the vesting of that unit.  The units awarded to each individual will vest in three annual installments upon completion of each year of service with the company over the three-year period measured from January 1, 2006.   Accelerated vesting of the units will occur upon a change in control or the individual’s cessation of employment at or after age 65 by reason of retirement, death, disability or involuntary termination without cause.  Pro-rata vesting will occur upon the participant’s termination of employment prior to age 65 by reason of death, disability, involuntary termination without cause and, for certain individuals, a resignation for good reason.

The shares of common stock underlying the vested units will be issued upon the earliest to occur of (a) January 31, 2009, (b) termination of employment or (c) a change in control transaction.  The income taxes which must be withheld by the company at that time will be collected through the withholding of a portion of the otherwise issuable shares.

The units will have phantom dividend rights which will match any dividends which the company may actually pay on its outstanding common stock while the units are outstanding. The phantom dividends will be paid in cash at the same time as the shares of common stock to which they relate are issued under the vested restricted stock units.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 2, 2006, Mr. Thomas D. George notified the Company that, due to his age and desire to reduce his business activities, he is retiring from the Company’s Board of Directors effective as of the Company’s 2006 annual meeting of stockholders.

Item 9.01                                                 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1                                        Employment Agreement between Registrant and Mr. Rick Friedman, Senior Vice President, World-wide Sales

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ULTRATECH, INC.
(Registrant)

Date:	February 3, 2006	By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial
Officer (Duly Authorized Officer and Principal
Financial and Accounting Officer)

Exhibit Index

Exhibit	Description
10.1	Employment Agreement between Registrant and Mr. Rick Friedman, Senior Vice President, World-wide Sales